Exhibit 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

      As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-Q into Industries' previously filed Form S-8 Registration Statement No. 33-30619; Form S-8 Registration Statement No. 33-30621; Form S-8 Registration Statement
No. 333-08263;Form S-8 Registration Statement No. 333-19981; Form S-8 Registration Statement No. 333-19983; Form S-8 Registration Statement No. 333-19985; and Form S-3 Registration Statement No. 333-22347.

                                   /s/ Arthur Andersen LLP

Chicago, Illinois

May 13, 1997